                                                                   EXHIBIT 16(a)

FUNDAMENTAL GROWTH FUND--CLASS A
      10/21/94 - 8/31/95

                                        SINCE                SINCE
                                      INCEPTION            INCEPTION
                                    AVERAGE ANNUAL           TOTAL
                                     TOTAL RETURN           RETURN*
                                    --------------         ---------
Initial Investment................  $1,000.00              $1,000.00

Divided by Initial Maximum
  Offering Price..................      10.54
                                    ---------
Divided by Net Asset Value........                              9.99
                                                           ---------
Equals Shares Purchased...........     94.845                100.100

Plus Shares Acquired through
  Dividend Reinvestment...........      3.112                  3.285
                                    ---------              ---------

Equals Shares Held at 8/31/95.....     97.958               103.385

Multiplied by Net Asset Value
  at 8/31/95......................       11.66                 11.66
                                    ----------             ---------

Equals Ending Redeemable Value at
  $1000 Investment (ERV)
   at 8/31/95.....................    1,142.19              1,205.47

Divided by $1,000 (P).............      1.1422                1.2055

Subtract 1........................      0.1422                0.2055

Expressed as a percentage equals
  the Aggregate Total Return for
  the Period (T)..................       14.22%
                                    ==========

Expressed as a percentage equals
  the Aggregate Total Return for
  the Period......................                            20.55%
                                                          =========
ERV divided by P..................      1.1422

Raise to the power of.............      1.1624

Equals............................      1.1671

Subtract 1........................      0.1671

Expressed as a percentage equals
  the Average Annualized Total
  Return                                 16.71%
                                      ========

* Does not include sales charge for the period.